UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

Commission File Number: 0-29195

ONSCREEN TECHNOLOGIES, INC.
(Name of Small Business Issuer in Its Charter)
_______________________

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 NW 14th Avenue, Suite 100, Portland, Oregon	97209
(Address of Principal Executive Offices)	(Zip code)

(503) 417-1700
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 13, 2007, William J. Clough, Esq. was appointed by the Company Board of Directors to serve as Company President/Chief Executive Officer. The office of Chief Executive Officer and Company President is vacant because of resignation of the Interim President/CEO, Russell L. Wall. Mr. Clough will no longer hold the title of Executive Vice President of Corporate Development. In accord with the Company Bylaws (Section 4.2), this officer shall hold office until his successor shall have been elected and qualified.

Mr. Clough was appointed to the Board of Directors and appointed Executive Vice President of Corporate Development in March 2006. He was re-elected to a two year term at the 2006 Annual Meeting of Shareholders. Mr. Clough will continue to serve as General Counsel and as a Director

William J. Clough was a police officer for 16 years, working at the local, state, and federal levels. In 1987 while working as a Federal Air Marshall in Southern Europe and the Middle East, Mr. Clough decided to attend law school. He received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990. He operated his own law firm with offices in Los Angeles, San Francisco and Honolulu for 12 years. Mr. Clough obtained the largest ever non-wrongful death jury verdict in Los Angeles County Superior Court in 2000 and successfully represented parties in multi-million dollar cases throughout the United States. He is certified to practice law in state and federal courts in California, Illinois, Hawaii, and before the United States Supreme Court. Mr. Clough has represented large manufacturing and entertainment entities, including work with MGM Studios, 20th Century Fox, News Corp., Lions Gate Films, Artisan Pictures, Sony and Mediacopy.

Mr. Clough’s equity ownership includes 1,410,604 common shares and he has the right to purchase 3,640,485 common shares pursuant to a warrant.

Effective September 13, 2007Clifford Melby was appointed by the Company Board of Directors to serve as Chief Operations Officer. The office of Chief Operations Officer has been vacant since June 4, 2007.

Clifford Melby has in excess of 25 years of manufacturing management experience and more than 15 years of experience in investing, positioning and structuring companies for growth. His experience includes managing product outsourcing and new business development at Metal Form Inc., an aerospace manufacturing company specializing in computer numerical control (CNC) machining for jet aircraft manufacturers for customers such as Boeing, Bombardier, Air Bus and the U.S. Military. Mr. Melby was the CEO and President of Innovative Elegance, a manufacturer of CNC machined water jet and laser cut commercial products for casinos, retail outlets and commercial facilities.

Clifford Melby was instrumental in financing the May 2001 purchase and successful turnaround of Smith & Wesson by startup Saf-T-Hammer Company (now Smith and Wesson Holding Corporation NASDAQ: SWHC) from Tompkins PLC through financing the purchase of the ailing Smith & Wesson business from London-based Tomkin PLC.

Mr. Melby’s beneficial equity ownership includes 2,951,922 shares of common stock.

The Company granted the title of Technical Fellow to Michael Schuette and John Popovich. The Company noted that the following former officers/employees are no longer associated with the Company: William Stiling, Cheri Fogel, Robert Gowans, Jeff Stiling and Tony Williams.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 17th day of September 2007.

OnScreen Technologies, Inc. (Registrant)

By: __/s/ William J. Clough__________________
William J. Clough, Esq. as CEO/President